EXHIBIT 99.1

NetSpend Holdings, Inc. Reports Third Quarter 2011 Results

AUSTIN, Texas, Nov. 3, 2011 (GLOBE NEWSWIRE) -- NetSpend Holdings, Inc. ("NetSpend") (Nasdaq:NTSP) today announced financial results for the quarter ended September 30, 2011.

Q3 2011 Highlights:

  GPR card revenues up 11% to $74.1 million in Q3 2011 as compared to $66.8 million in Q3 2010
  Revenues up 9% to $74.3 million in Q3 2011 as compared to $68.2 million in Q3 2010
  Number of active cards with direct deposit up 21% to 816,000 as of September 30, 2011 as compared to 672,000 as of September 30, 2010
  Percentage of active cards1 with direct deposit was 39% as of September 30, 2011 as compared to 32% as of September 30, 2010
  GAAP net income up 30% to $8.3 million in Q3 2011 as compared to $6.4 million in Q3 2010
  Fully Diluted Earnings Per Share up 29% in Q3 2011 to $0.09 as compared to $0.07 in Q3 2010
  Adjusted EBITDA2 up 33% in Q3 2011 to $21.3 million as compared to $16.0 million in Q3 2010
  Adjusted Diluted Net Income Per Share2 up 33% in Q3 2011 to $0.12 as compared to $0.09 in Q3 2010
  Gross Dollar Volume (GDV) of $2.6 billion during Q3 2011 as compared to $2.4 billion during Q3 2010

Refer to our Annual Report on Form 10-K filed on March 2, 2011 for a description of key business metrics.

Dan Henry, Chief Executive Officer of NetSpend, noted, "We were pleased with our third quarter and year to date results as they validate our views regarding the leverage achievable through our platform."

"I am also pleased to note that we have signed contracts with PayPal, Blackhawk, 7-Eleven and others that demonstrate our leadership position in the GPR card space and reflect our continuing focus on expanding our distribution footprint," added Henry. "We couldn't be more excited about adding these marquee relationships to our industry leading platform."

Fiscal Third Quarter 2011 Results

Revenues were $74.3 million for the quarter ended September 30, 2011, an increase of approximately 9% over the $68.2 million of revenues recorded in the same quarter of 2010. This increase was substantially driven by the increase in direct deposit accounts, and to a lesser extent, the expansion of product features across NetSpend's direct deposit customer base. This increase was offset in part by the decline in gift card related revenue as NetSpend ceased marketing gift cards in August 2010. Gift card revenue declined approximately $1.2 million to $0.2 million in the third quarter of 2011. Interchange revenue represented approximately 21% of total revenue during the three months ended September 30, 2011.

Net income was $8.3 million for the quarter ended September 30, 2011, an increase of 30% over the net income of $6.4 million recorded in the quarter ended September 30, 2010. NetSpend's net income for the quarter ended September 30, 2011 includes an aggregate amount of $10.1 million of net interest expense, income tax expense, depreciation and amortization and settlements and other losses. Net income for the quarter ended September 30, 2011 also includes approximately $2.9 million in stock-based compensation expense. For the quarter ended September 30, 2010, the comparable amount of net interest expense, income tax expense and depreciation and amortization was $7.4 million. Net income for the quarter ended September 30, 2010 also includes approximately $1.4 million in stock-based compensation expense and approximately $0.7 million of debt extinguishment costs. The debt extinguishment costs were incurred in conjunction with repaying the outstanding balances under NetSpend's prior credit facility in September 2010 with borrowings under its current credit facility.

2011 Outlook

NetSpend reported that it expects full year 2011 adjusted earnings per share to fall between $0.45 and $0.47 while revenue and adjusted EBITDA are expected to fall towards the low end of its previously issued guidance of $306 and $314 million and $83.5 and $87.5 million, respectively.

The foregoing expectations reflect the following assumptions:

  An effective tax rate of approximately 40%;
  Non-cash equity compensation of between approximately $11 and $12 million;
  Cash outlays for capital expenditures for the full year of between approximately $7 and $9 million;
  An effective cost of debt capital of approximately 3.5%; and
  Fully diluted shares outstanding for the full year of approximately 91 million.

Investor Conference Call and Webcast

NetSpend will host an investor conference call to discuss its third quarter 2011 results today, November 3, 2011, at 5:00 p.m. EDT. The conference call can be accessed live over the phone by dialing (877) 853-5634 or for international callers (707) 287-9375. A replay will be available at (855) 859-2056 or (404) 537-3406 for international callers; the conference ID is 22943422. The call will be webcast live from NetSpend's website at http://investor.netspend.com.

Non-GAAP Financial Information

To supplement NetSpend's consolidated financial statements presented in accordance with United States Generally Accepted Accounting Principles ("GAAP"), this press release includes EBITDA, Adjusted EBITDA and Adjusted Net Income. EBITDA, Adjusted EBITDA and Adjusted Net Income are not measures of financial performance under GAAP. Accordingly, they should not be considered a substitute for net income, operating income or other income or cash flow data prepared in accordance with GAAP. These non-GAAP financial measures may be different from similarly-titled non-GAAP financial measures used by other companies. We believe that the presentation of these non-GAAP financial measures provides useful information to management and investors regarding underlying trends in NetSpend's business and provides improved comparability between periods in different years.  Reconciliations between GAAP measures and non-GAAP measures and between actual results and adjusted results are provided at the end of this press release.

Cautionary Note Regarding Forward-Looking Statements

This press release may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended, and Rule 3(b)-6 under the Securities Exchange Act of 1934, as amended. These statements include, among other things, statements regarding future events that involve risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements contained in this release, and reported results should not be considered as an indication of future performance. NetSpend cautions you that reliance on any forward-looking statement involves risks and uncertainties and that although NetSpend believes that the assumptions on which the forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and, as a result, the forward-looking statements based on those assumptions could be materially incorrect.  These factors include but are not limited to:

  NetSpend's dependence on a limited number of distributors of its products;

  increasing competition in the prepaid card industry;

  exposure to cardholder and other losses;

  NetSpend's reliance on its relationships with its issuing banks;

  regulatory, legislative and judicial developments;

  changes in regulations impacting interchange fees;

  changes in regulations impacting anti-money laundering obligations of NetSpend and its distributors;

  changes in card association or network organization rules;

  NetSpend's ability to protect against unauthorized disclosure of cardholder data;

  fluctuations in customer retention rates;

  general economic conditions;

  NetSpend's ability to promote its brand;

  NetSpend's reliance on payment processors and service providers;

  NetSpend's ability to protect its intellectual property rights.

The potential risks and uncertainties that could cause actual results to differ from those projected are discussed in greater detail in NetSpend's filings with the Securities Exchange Commission ("SEC"), which are available on NetSpend's website at www.netspend.com and on the SEC website at www.sec.gov. All information provided in this release and in the attachments is as of November 3, 2011, and, except as required by law, NetSpend does not intend to update this information as a result of future events or developments.

About NetSpend

NetSpend Holdings, Inc., based in Austin, Texas, is a leading provider of general-purpose reloadable prepaid debit cards to underbanked consumers in the United States. NetSpend is one of the largest dedicated providers of GPR cards in the U.S., focused on providing the estimated 60 million underbanked U.S. consumers with innovative and affordable financial products. More information about NetSpend can be found at http://www.netspend.com.

The NetSpend Holdings, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=8154

1 The number of active cards as of September 30, 2011 and 2010 was 2.1 million.

2 Reconciliations of Adjusted EBITDA and Adjusted Net Income to net income are provided in the tables immediately following the condensed consolidated statements of cash flows. Additional information about the Company's non-GAAP financial measures can be found under the caption "Non-GAAP Financial Information."

NetSpend Holdings, Inc.
Condensed Consolidated Statements of Operations
For the Three and Nine Months Ended September 30, 2011 and 2010
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
	(in thousands, except per share data)

Operating Revenues	$ 74,324	$ 68,208	$ 229,493	$ 205,175

Operating Expenses
Direct operating costs	34,483	32,364	110,105	95,381
Salaries, benefits and other personnel costs	12,858	13,149	40,579	39,732
Advertising, marketing and promotion costs	3,261	3,369	10,993	10,738
Other general and administrative costs	5,320	4,777	15,623	13,865
Depreciation and amortization	3,794	3,223	11,234	9,298
Settlements and other losses	324	--	324	4,300
Total operating expenses	60,040	56,882	188,858	173,314

Operating income	14,284	11,326	40,635	31,861

Other Income (Expense)
Interest income	28	20	78	66
Interest expense	(489)	(926)	(1,494)	(2,983)
Loss on extinguishment of debt	--	(734)	--	(734)
Total other expense	(461)	(1,640)	(1,416)	(3,651)

Income before income taxes	13,823	9,686	39,219	28,210

Provision for income taxes	5,513	3,306	15,550	10,766

Net income	$ 8,310	$ 6,380	$ 23,669	$ 17,444

Net income per share of common stock:
Basic	$ 0.09	$ 0.07	$ 0.26	$ 0.20
Diluted	$ 0.09	$ 0.07	$ 0.26	$ 0.20

Shares used in the computation of earnings per share:
Basic	82,947	84,485	86,513	84,709
Diluted	89,415	88,726	92,133	87,053

NetSpend Holdings, Inc.
Condensed Consolidated Balance Sheets
As of September 30, 2011 and December 31, 2010

	September 30,	December 31,
	2011	2010
	(Unaudited)
	(in thousands, except share and per share data)

Assets
Current assets
Cash and cash equivalents	$ 65,120	$ 67,501
Accounts receivable, net of allowance for doubtful accounts of $191 and $147 as of September 30, 2011 and December 31, 2010, respectively	6,755	5,441
Prepaid card supply	1,871	1,605
Prepaid expenses	2,946	2,380
Other current assets	1,976	1,007
Income tax receivable	592	--
Deferred tax assets	3,165	3,916
Total current assets	82,425	81,850

Property and equipment, net	21,173	21,007
Goodwill	128,567	128,567
Intangible assets	23,108	25,739
Long-term investment	2,832	2,067
Other assets	6,397	4,673
Total assets	$ 264,502	$ 263,903

Liabilities & Stockholders' Equity
Current liabilities
Accounts payable	$ 2,764	$ 2,850
Accrued expenses	20,963	25,067
Income tax payable	--	332
Cardholders' reserve	3,382	4,789
Deferred revenue	865	1,333
Long-term debt, current portion	--	1,354
Total current liabilities	27,974	35,725

Long-term debt	58,500	58,500
Deferred tax liabilities	7,447	9,855
Other non-current liabilities	4,521	3,007
Total liabilities	98,442	107,087

Total stockholders' equity	166,060	156,816

Total liabilities & stockholders' equity	$ 264,502	$ 263,903

NetSpend Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
For the Nine Months Ended September 30, 2011 and 2010
(Unaudited)

	September 30,	September 30,
	2011	2010
	(in thousands of dollars)

Cash flows from operating activities
Net income	$ 23,669	$ 17,444
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	11,234	9,298
Amortization of debt issuance costs	244	343
Loss on extinguishment of debt	--	734
Stock-based compensation	8,832	4,414
Tax benefit associated with stock options	(1,208)	(46)
Provision for cardholder losses	10,489	5,931
Deferred income taxes	(1,657)	(1,984)
Change in cash surrender value of life insurance policies	55	--
Changes in operating assets and liabilities
Accounts receivable	(1,314)	(1,088)
Prepaid card supply	(266)	312
Prepaid expenses	(566)	(31)
Other current assets	(969)	(979)
Other long-term assets	(1,161)	(638)
Accounts payable and accrued expenses	(4,190)	3,621
Income tax payable	284	2,528
Cardholders' reserve	(11,896)	(4,738)
Other liabilities	1,046	(849)
Net cash provided by operating activities	32,626	34,272

Cash flows from investing activities
Purchases of property and equipment	(6,808)	(5,081)
Long-term investment	--	(3,210)
Other	(874)	--
Net cash used in investing activities	(7,682)	(8,291)

Cash flows from financing activities
Proceeds from the exercise of stock options and warrants	944	520
Tax benefit associated with stock options	1,208	46
Proceeds drawn from revolving credit facility	--	58,500
Issuance costs of long-term debt	--	(1,462)
Principal payments on debt	(3,303)	(71,816)
Treasury stock purchase	(25,065)	(5,670)
Other	(1,109)	(176)
Net cash used in financing activities	(27,325)	(20,058)

Net change in cash and cash equivalents	(2,381)	5,923

Cash and cash equivalents at beginning of period	67,501	21,154
Cash and cash equivalents at end of period	$ 65,120	$ 27,077

Supplemental disclosure of cash flow information:
Cash paid for interest	$ 1,714	$ 2,699
Cash paid for income taxes	16,838	10,666

Non-cash investing activities:
Capital lease entered into for the license of software	$ 1,949	--

NetSpend Holdings, Inc.
Reconciliation of Adjusted EBITDA to Net Income
For the Three and Nine Months Ended September 30, 2011 and 2010
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

Net income	$ 8,310	$ 6,380	$ 23,669	$ 17,444

Interest income	(28)	(20)	(78)	(66)
Interest expense	489	926	1,494	2,983
Income tax expense	5,513	3,306	15,550	10,766
Depreciation and amortization	3,794	3,223	11,234	9,298
EBITDA	18,078	13,815	51,869	40,425

Stock-based compensation expense	2,871	1,404	8,832	4,414
Settlements and other losses	324	--	324	4,300
Loss on extinguishment of debt	--	734	--	734
Adjusted EBITDA (1)(3)	$ 21,273	$ 15,953	$ 61,025	$ 49,873

NetSpend Holdings, Inc.
Reconciliation of Adjusted Net Income to Net Income
For the Three and Nine Months Ended September 30, 2011 and 2010
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

Net income	$ 8,310	$ 6,380	$ 23,669	$ 17,444

Stock-based compensation expense	2,871	1,404	8,832	4,414
Amortization of intangibles	881	788	2,643	2,364
Settlements and other losses	324	--	324	4,300
Loss on extinguishment of debt	--	734	--	734
Total pre-tax adjustments	4,076	2,926	11,799	11,812

Tax rate	39.9%	34.1%	39.6%	38.2%
Tax adjustment	1,626	998	4,677	4,512

Adjusted net income (2)(3)	$ 10,760	$ 8,308	$ 30,791	$ 24,744

Adjusted net income per share:
Basic	$ 0.13	$ 0.10	$ 0.36	$ 0.29
Diluted	$ 0.12	$ 0.09	$ 0.33	$ 0.28

(1)  We use a non-GAAP financial metric that we label "Adjusted EBITDA" to evaluate our financial performance. We compute Adjusted EBITDA by adjusting net income or net loss to remove the effect of income and expenses related to interest, taxes, depreciation and amortization, or EBITDA, and then adjusting for stock-based compensation, and other non-recurring gains and losses. We believe that Adjusted EBITDA is an important metric for the following reasons:

  It provides a meaningful comparison of our operating results over several periods because it removes the impact of income and expense items that are not a direct result of our core operations, such as goodwill and intangible impairments, legal settlements and one-time settlement gains and losses on the early extinguishment of long-term debt;

  We use it as a tool to assist in our planning for the effect of strategic operating decisions and for the prediction of future operating results;

  We use it to evaluate our capacity to incur and service debt, fund capital expenditures and expand our business.

Settlements and other losses during the three months ended September 30, 2011 relate to $0.3 million of severance costs incurred in connection with the consolidation of some of our processing platforms and call center activities. Settlements and other losses of $4.3 million in the nine months ended September 30, 2010 relate to a $3.5 million loss related to a patent infringement dispute and a $0.8 million loss related to a contractual dispute with an issuing bank.

The loss on extinguishment of debt during the three and nine months ended September 30, 2010 relates to the $0.7 million write-off of remaining capitalized debt issuance costs associated with our prior credit facility.

(2)  In addition to Adjusted EBITDA, we use a second non-GAAP financial metric that we label "Adjusted Net Income" to evaluate our financial performance. We compute Adjusted Net Income by adjusting net income or net loss to remove tax-effected amortization expense, stock-based compensation and other non-recurring gains and losses. We believe that Adjusted Net Income is an important metric that is useful to our board of directors, management and investors for the following reasons:

  Assets being depreciated will often have to be replaced in the future and Adjusted EBITDA does not reflect any expenditure for these items;

  Adjusted EBITDA does not reflect the significant interest expense, or the payments necessary to service interest payments on our debt;

  Adjusted Net Income provides a meaningful comparison of our operating results over several periods because it removes the impact of income and expense items that are not a direct result of our core operations, such as goodwill and intangible impairments, legal settlements, one-time settlement gains and losses on the early extinguishment of long-term debt;

  It functions as a threshold target for our company-wide employee bonus compensation; and

  We believe Adjusted Net Income measurements are used by investors as a supplemental measure to evaluate the overall operating performance of companies in our industry.

Settlements and other losses during the three months ended September 30, 2011 relate to $0.3 million of severance costs incurred in connection with the consolidation of some of our processing platforms and call center activities. Settlements and other losses of $4.3 million in the nine months ended September 30, 2010 relate to a $3.5 million loss related to a patent infringement dispute and a $0.8 million loss related to a contractual dispute with an issuing bank.

The loss on extinguishment of debt during the three and nine months ended September 30, 2010 relates to the $0.7 million write-off of remaining capitalized debt issuance costs associated with our prior credit facility.

(3)  By providing this non-GAAP financial measure, together with the above reconciliation, we believe we are enhancing investors' understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing strategic initiatives. Our Adjusted EBITDA and Adjusted Net Income are not necessarily comparable to what other companies define as Adjusted EBITDA and Adjusted Net Income. In addition, Adjusted EBITDA and Adjusted Net Income are not measures defined by U.S. GAAP and should not be considered as substitutes for or alternatives to net income, operating income, cash flows from operating activities or other financial information as determined by U.S. GAAP. Our presentation of Adjusted EBITDA and Adjusted Net Income should not be construed as an implication that our future results will be unaffected by unusual or non-recurring items.

CONTACT: Investor Contact:
         George Gresham
         Chief Financial Officer
         (866) 979-1996
         investor@netspend.com

         Media Contact:
         Suzanne Dawson
         Linden Alschuler & Kaplan
         (212) 329-1420 (office)
         (908) 242-7162 (cell)
         Sdawson@lakpr.com